Exhibit 99.1

Highland Distressed Opportunities, Inc.
Announces March 31, 2008 Quarterly Financial Results

DALLAS—(BUSINESS WIRE)—May 05, 2008—Highland Distressed Opportunities, Inc. (the “Company”) (NYSE: HCD) today announced its financial results for the quarter ended March 31, 2008.
Highlights for the quarter ended March 31, 2008:
Stockholders’ Equity (Net Assets): $146.3 million
Total Portfolio Market Value: $272.5 million
Net Asset Value per share: $8.26
Operating Results (in thousands, except per share amounts):
Net decrease in stockholders’ equity (net assets) from operations: $31,030
Net investment income: $3,481
Net realized and unrealized losses on investments: $34,511
Distributions to stockholders per share: $0.2625
Portfolio Investment Activity:
Cost of investments purchased during period: $28.2 million
Proceeds from disposition of investments during period: $33.7 million
Number of portfolio companies as of March 31, 2008: 59
Portfolio and Investment Activity
At March 31, 2008, our portfolio investments, exclusive of cash and cash equivalents, consisted of approximately 49.7% in senior loans, 40.4% in corporate notes and bonds, 0.5% in claims and 9.4% in equity interests as of that date. In comparison, at March 31, 2007, our portfolio investments, exclusive of cash and cash equivalents, consisted of approximately 76.7% in senior loans, 21.1% in corporate notes and bonds, 0.8% in claims and 1.4% in equity interests as of that date.
Bank debt typically accrues interest at variable rates determined by reference to a base lending rate, such as LIBOR or prime rate, and typically will have maturities of 3 to 5 years. Corporate notes and bonds will typically accrue interest at fixed rates and have stated maturities at origination that range from 5 to 10 years. At March 31, 2008, the weighted average cost yield of our portfolio investments, exclusive of cash and cash equivalents, was approximately 8.0%. At March 31, 2008, the weighted average cost yield of our investments in senior loans and corporate notes and bonds was approximately 9.5%. Yields are computed assuming a fully settled portfolio; using interest rates as of the report date and include amortization of senior loan discount points, original issue discount and market premium or discount; weighted by their respective costs when averaged.

As of March 31, 2008, approximately 46.1% of our portfolio consisted of investments in 10 issuers. Additional information regarding these specific investments has been outlined below. This additional information is limited to publicly available information, and does not address the creditworthiness or financial viability of the issuer, or the future plans of the Company as it relates to a specific investment. Furthermore, while the objective of the Company is to invest primarily in financially-troubled or distressed companies, the Company can and does invest in issuers that are not financially-troubled or distressed at the time of investment. The Company may have sold some, or all, of the positions outlined below subsequent to March 31, 2008.
Celtic Pharma Phinco B.V.
Celtic Pharmaceuticals (“Celtic Pharma”) is a private investment fund with a mandate to purchase a diversified portfolio of novel pharmaceutical products in the later stages of development that have already demonstrated initial proof of principle efficacy in human clinical trials. Celtic Pharma has $250 million of equity commitments in addition to raising $156 million of high-yield bonds. Celtic Pharma has invested in nine drug programs since its 2004 inception. More information can be found at www.celticpharma.com.
Comcorp Broadcasting, Inc.
Comcorp Broadcasting, Inc. (“ComCorp”) is a privately-held regional broadcasting company based in Lafayette, LA. ComCorp operates 23 TV stations in 10 markets in Texas, Louisiana, and Indiana. ComCorp filed for bankruptcy in June 2006 after it was unable to meet its ongoing debt obligations. ComCorp, and its direct and indirect subsidiaries, exited bankruptcy with an effective date of October 4, 2007 under Plans filed with the United States Bankruptcy Court in the Western District of Louisiana (Case No. 06-50410). Copies of the Plans and the Confirmation Orders may be downloaded, without cost, at www.kccllc.net/cca, or be requested free of charge by calling Kurtzman Carson Consultants LLC at 1-866-381-9100.
Energy XXI Gulf Coast, Inc.
Energy XXI Gulf Coast, Inc. (“Energy XXI”), a wholly-owned subsidiary of Energy XXI (Bermuda) Limited, is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by a value-added organic drilling program. Their properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. At June 30, 2007, total proved reserves were 55.6 MMBoe. Energy XXI operated or had an interest in 338 producing wells on 131,235 net developed acres, including interests in 60 producing fields, with approximately 76 percent of proved reserves being offshore. More information can be found at www.energyxxi.com.
Entegra Power Group, LLC
Entegra Power Group, LLC (“Entegra”) was formed June 1, 2005. Entegra owns and operates two of the largest independent power plants in the United States. Both plants, similar in size and design, are natural gas fired combined cycle facilities, each capable of producing approximately 2,200 MW of power and have been in commercial operation since 2003. The Gila River Power Station is located just south of Phoenix, Arizona and the Union Power Station is located in southern Arkansas. More information can be found at www.entegrapower.com.
Fontainebleau Florida Hotel, LLC
Fontainebleau Resorts, Inc. (“Fontainebleau”) is led by Chairman Jeffrey Soffer, who also serves as Chief Executive Officer of Turnberry, Ltd., a creator of luxury condominium and condominium-hotel developments, and President and Chief Financial Officer Glenn Schaeffer, a former Chief Executive Officer of Mandalay Resort Group. Fontainebleau Miami Beach is a resort located in Miami Beach, Florida. Fontainebleau plans to renovate and expand this property into a 22-acre destination resort. More information can be found at www.bleaumiamibeach.com.

Lake at Las Vegas Joint Venture, LLC
Lake at Las Vegas Joint Venture, LLC is a 3,592-acre resort and destination community and is one of the larger master-planned communities in Las Vegas, NV. The development is located approximately 17 miles from the Las Vegas strip. More information can be found at www.lakelasvegas.com.
LVI Services, Inc.
LVI Services, Inc. (“LVI”) is a remediation and facility services firm serving commercial, industrial, retail, government, healthcare and education end markets. From a nationwide branch network, LVI provides asbestos abatement, soft and structural demolition, mold remediation, emergency response, fireproofing, decontamination and decommissioning, lead-based paint abatement and infection control. More information can be found at www.lviservices.com.
Motor Coach Industries International, Inc.
Motor Coach Industries International, Inc. (“MCII”) designs, manufactures, assembles and markets intercity coaches, transit buses and their replacement parts. MCII’s coaches are used for intercity regularly scheduled passenger service, tour and charter operations and suburban commuting. More information can be found at www.mcicoach.com.
MPH Mezzanine II, LLC / MPH Mezzanine III, LLC
In February, 2007, Equity Office Properties (“EOP”), and one or more affiliates, merged with affiliates of Blackstone Real Estate Partners (“Blackstone”). Macklowe Properties purchased all but one of EOP’s Manhattan, NY holdings, through an agreement with Blackstone. More information can be found at www.macklowe.com.
Realogy Corporation
Realogy Corporation (“Realogy”) is a leading global provider of real estate and relocation services including real estate franchising, brokerage, relocation and title. Realogy’s brands and business units include Better Homes and Gardens Real Estate®, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. More information can be found at www.realogy.com.
Results of Operations
As we initially funded on January 18, 2007, comparisons of results to the period January 18, 2007 (commencement of operations) through March 31, 2007 may not necessarily be meaningful.
Operating results for the quarter ended March 31, 2008 are as follows:

Quarter Ended March 31, 2008
Total investment income	$7,892,740
Net expenses	$4,411,265
Net investment income	$3,481,475
Net realized and unrealized gain/(loss) on investments	$(34,511,363)
Net increase/(decrease) in stockholders’ equity (net assets) resulting from operations	$(31,029,888)

Operating Expenses
Operating expenses for the quarter ended March 31, 2008 were approximately $3.0 million. This amount consisted of advisory fees of approximately $1.5 million, incentive fees of approximately $0.9 million, and administrative fees, accounting fees, professional fees, directors’ fees, taxes and other expenses of approximately $0.6 million. In comparison, operating expenses for the period January 18, 2007 (commencement of operations) through March 31, 2007 were approximately $0.8 million.
Net Investment Income
The Company’s net investment income for the quarter ended March 31, 2008 was approximately $3.5 million, compared to net investment income of approximately $1.3 million for the period January 18, 2007 (commencement of operations) through March 31, 2007.
Net Unrealized Depreciation on Investments
For the quarter ended March 31, 2008, the Company’s investments had net unrealized depreciation of approximately $22.0 million, compared to net unrealized depreciation of approximately $1.0 million for the period January 18, 2007 (commencement of operations) through March 31, 2007. The decrease was attributable to net unrealized depreciation on senior loans and corporate notes/subordinated debt of approximately $25.5 million and $1.0 million, respectively and net unrealized appreciation on, and claims and equity interests of approximately $4.5 million.
Net Realized Losses
For the quarter ended March 31, 2008, the Company had net realized losses on investments of approximately $12.5 million, compared to net realized gains on investments of approximately $0.1 million for the period January 18, 2007 (commencement of operations) through March 31, 2007.
Net Decrease in Stockholders’ Equity (Net Assets) from Operations
For the quarter ended March 31, 2008, the Company had a net decrease in stockholders’ equity (net assets) resulting from operations of approximately $31.0 million, compared to a net increase in stockholders’ equity (net assets) resulting from operations of approximately $0.4 million for the period January 18, 2007 (commencement of operations) through March 31, 2007. The decrease was primarily attributable to net unrealized depreciation on investments for the quarter ended March 31, 2008, as discussed above.
We remain committed to our total return investment objective by pursuing risk-adjusted returns across market cycles and will continue to focus on positioning our portfolio to benefit in weakened credit markets. In light of the broader market dislocation, we are encouraged by prospects in the current market environment that we believe may allow us to increase both the overall investment yield on our investments and the opportunity for capital appreciation. To that end, the Company’s investment adviser is comfortable with the state of our investment portfolio and their ability to manage the individual investments.
Financial Condition, Liquidity and Capital Resources
During the quarter ended March 31, 2008, liquidity and capital resources were generated primarily from cash flows from operations, including investment sales and prepayments and income earned from investments and cash equivalents. We may also fund our investments and operations through borrowings under the credit facility entered into in April 2007. At March 31, 2008, the Company had $124.0 million in borrowings outstanding and had $141.0 million available for its use. The primary use of funds will be investments in portfolio companies, to provide additional liquidity, to seek to meet our investment objective and strategies, to make cash distributions to holders of our common stock and to pay fees and our operating expenses.

Distributions
We intend to elect to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to meet specified source-of-income and asset diversification requirements and must distribute annually at least 90% of our investment company taxable income. Additionally, we must distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We intend to make distributions to our stockholders on a quarterly basis of substantially all of our net operating income. We also intend to make distributions of net realized capital gains, if any, at least annually.
We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.
On March 7, 2008, the Company’s Board declared a first quarter distribution of $0.2625 per share ($4,650,652), which was paid on March 31, 2008 to common stockholders of record on March 20, 2008. The Company has established an “opt out” dividend reinvestment plan (the “Plan”) for its common stockholders. As a result, if the Company declares a cash distribution in future periods, a stockholder’s cash distribution will be automatically reinvested in additional shares of the Company’s common stock unless the stockholder specifically “opts out” of the Plan and elects to receive cash distributions. For the first quarter 2008 distribution, holders of 1,563,384 shares participated in the Plan. As a result, of the $4,650,652 total amount distributed, $410,388 was used by the Plan agent to purchase shares in the open market, including fractions, on behalf of the Plan participants. For the period January 18, 2007 (commencement of operations) through December 31, 2007, distributions paid to stockholders totaled $0.7875 per share ($13,915,795). Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.
Conference Call
The Company invites all interested persons to participate in its conference call on Wednesday, May 07, 2008 at 4:15 p.m. (Eastern Time). The dial-in number for the call is (800) 768-6490. The pass code for the conference call is 4604683. The Company will maintain an audio replay of the call for one week following the call. The replay dial-in number is (888) 203-1112. The replay pass code is 4604683.

Highland Distressed Opportunities, Inc.
Statement of Assets and Liabilities

	As of
	March 31, 2008	As of
	(unaudited)	December 31, 2007
	($)	($)
Assets:
Investments, at value (cost $354,580,299 and $372,026,014, respectively)	272,537,724	311,986,151
Cash	—	4,291,098
Foreign currency (cost $4,284)	4,578	—
Receivable for:
Receivable for investments sold	1,368,739	24,628,173
Dividend and interest receivable	7,506,900	5,951,790
Other assets	46,798	66,712

Total assets	281,464,739	346,923,924

Liabilities:
Short-term bank borrowings	2,827,451	—
Notes payable	124,000,000	142,000,000
Net discount and unrealized depreciation on unfunded transactions	22,921	16,228
Payables for:
Investments purchased	5,084,942	19,387,884
Investment advisory fee payable	1,484,399	1,812,285
Administration fee payable	259,770	317,150
Incentive fee	870,369	383,951
Interest expense payable	375,291	759,465
Directors’ fees	7,453	592
Accrued expenses and other liabilities	197,631	231,317

Total liabilities	135,130,227	164,908,872

Stockholders’ equity (net assets)	146,334,512	182,015,052

Composition of stockholders’ equity (net assets):
Common Stock, par value $.001 per share: 550,000,000 common stock authorized, 17,716,771 common stock outstanding	17,717	17,717
Paid-in capital	253,163,644	253,163,644
Undistributed net investment income	2,250,970	3,420,147
Accumulated net realized gain/(loss) on investments, total return swaps and foreign currency transactions	(27,035,788)	(14,547,689)
Net unrealized appreciation/(depreciation) on investments and translation of assets and liabilities in foreign currency	(82,062,031)	(60,038,767)

Stockholders’ equity (net assets)	146,334,512	182,015,052

Net Asset Value Per Share (Net Assets/Common Stock Outstanding)	8.26	10.27

Highland Distressed Opportunities, Inc.
Statement of Operations

	For the Quarter Ended
	March 31, 2008	For the Period Ended
	(unaudited)	March 31, 2007(a)
	($)	($)
Investment Income:
Interest income	7,852,055	1,098,592
Dividends (net of foreign taxes withheld)	40,685	554,657

Total investment income	7,892,740	1,653,249

Expenses:
Investment advisory fees	1,484,400	452,896
Incentive fees	870,369	—
Administration fees	259,770	79,257
Accounting service fees	37,288	13,607
Transfer agent fees	7,583	2,938
Professional fees	93,859	26,219
Directors’ fees	6,915	3,707
Custody fees	11,073	2,243
Registration fees	6,041	—
Reports to Stockholders	3,804	10,216
Delaware franchise tax expense	14,918	5,425
Organization expense	—	170,383
Rating agency fees	20,749	—
Other expense	159,893	7,249

Total operating expenses	2,976,662	774,140
Interest expense	1,434,603	42,258

Total expenses	4,411,265	816,398
Fees and expenses waived or reimbursed by Investment Adviser	—	(452,896)

Net expenses	4,411,265	363,502

Net investment income	3,481,475	1,289,747

Net Realized and Unrealized Gain/(Loss) on Investments:
Net realized gain/(loss) on investments	(12,488,132)	72,375
Net realized gain/(loss) on foreign currency transactions	33	—
Net change in unrealized appreciation/(depreciation) on investments	(22,002,712)	(995,496)
Net change in unrealized appreciation/(depreciation) on unfunded transactions	(22,921)	1,825
Net change in unrealized appreciation/(depreciation) on total return swaps	—	(12,611)
Net change in unrealized appreciation/(depreciation) on translation of assets and liabilities denominated in foreign currency	2,369	—

Net realized and unrealized gain/(loss) on investments	(34,511,363)	(933,907)

Net increase/(decrease) in stockholders’ equity (net assets) resulting from operations	(31,029,888)	355,840

(a)	Highland Distressed Opportunities, Inc. commenced operations on January 18, 2007.

About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”, “we,” “us” and “our”) is a recently-organized, non-diversified closed-end company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.
This press release may contain forward-looking statements describing the Company’s future plans and objectives. These forward-looking statements, as well as future oral and written statements by the management of Highland Distressed Opportunities, Inc., are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (“SEC”).
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “could,” “estimates,” “potential,” “continue,” “target,” or the negative of these terms or other similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
Shareholder Services: hfinfo@hcmlp.com, (877) 247-1888